EXHIBIT 3(ii)(1)

Amendment to Bylaws adopted by the Board of Directors on August 7, 2007

Section 34.   Form of Certificates.  Shares of the corporation may be certificated or uncertificated to the extent permitted by Delaware law, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by a holder in the corporation.  If a certificate is issued, it shall be signed in the name of the corporation by the Chief Executive Officer, or the President or a Vice President, and the Chief Financial Officer or the Secretary or an Assistant Secretary of the corporation. Signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the Bylaws, applicable securities laws or any agreement among any stockholders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

Section 35.            Lost Certificates.  (No change)

Section 36.            Transfers.

(a)                                  Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the corporation, if such shares are certificated, by the surrender to the corporation or the transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, or upon proper instructions from the holder of uncertificated shares, in each case with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require.

(b)                                 The corporation shall have the power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.